As filed with the Securities and Exchange Commission on February 7, 2006

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHIRLPOOL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-1490038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 North M-63
Benton Harbor, Michigan 49022-2692
(269) 923-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel F. Hopp, Esq.
Senior Vice President, Corporate Affairs and General Counsel
2000 North M-63

Whirlpool Corporation
Benton Harbor, Michigan 49022-2692
(269) 923-5000
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:

John R. Sagan

Mayer, Brown, Rowe & Maw LLP

71 South Wacker Drive

Chicago, IL 60606-4637

(312)701-7000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee

Debt Securities	(1)

(1)                An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at indeterminate prices.  In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for the fee that has already been paid with respect to $425,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-32886 and were not sold thereunder.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained in this registration statement relates to the Debt Securities registered hereby and to the remaining unsold $425,000,000 principal amount of Debt Securities previously registered by the registrant under the Registration Statement on Form S-3 (No. 333-32886).

PROSPECTUS

Whirlpool Corporation

Debt Securities

We may offer and sell from time to time debt securities in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus or possibly other offering material containing specific information about the offering.  The supplement or other offering material may also add, update or change information contained in this prospectus.  You should read this prospectus and any supplement and/or other offering material carefully before you invest.

The securities will be offered directly to investors or through underwriters, dealers or agents.  The supplements to this prospectus and/or other offering material will provide the specific terms of the plan of distribution.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated February 7, 2006

Table of Contents

About this Prospectus	1

The Company	1

Use of Proceeds	2

Description of the Debt Securities	2

Plan of Distribution	12

Legal Matters	13

Experts	13

Where You Can Find More Information	14

i

About this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus.  “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission, or SEC.  We have not authorized any other person to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted.  You should assume that information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers.  Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, references in this prospectus to “we ,” “us,” “our” and “Whirlpool Corporation” refer to Whirlpool Corporation and its subsidiaries, collectively.

PERSONS PARTICIPATING IN THE OFFERING MADE BY THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT AND/OR OTHER OFFERING MATERIAL MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES IN CONNECTION WITH THE OFFERING, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE SECURITIES AND THE IMPOSITION OF A PENALTY BID.  THESE ACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

The Company

Whirlpool, a global manufacturer and marketer of major home appliances, was incorporated in 1955 under the laws of Delaware as the successor to a business that traces its origin to 1898. Whirlpool operates in four geographic segments: North America (61% of net sales in 2004), Europe (23% of net sales in 2004), Latin America (13% of net sales in 2004), and Asia (3% of net sales in 2004). Whirlpool manufactures and markets major home appliances and related products, including laundry appliances, refrigeration and room air conditioning equipment, cooking appliances, dishwashers, and mixers and other small household appliances.

Whirlpool markets and distributes major home appliances in North America primarily under the Whirlpool(R), KitchenAid(R), Roper(R), Inglis(R), Acros(R), and Supermatic(R) brand names primarily to retailers, distributors, and builders. KitchenAid(R) portable appliances, such as mixers, are sold directly to retailers. In Europe, Whirlpool markets major home appliances primarily under the Whirlpool(R) and Bauknecht(R) brand names. In Latin America, Whirlpool markets major home appliances primarily under the Whirlpool(R), Brastemp(R), Consul(R), and Eslabon de Lujo(R) brand names. In Asia, Whirlpool markets major home appliances primarily under the Whirlpool(R) and KitchenAid(R) brand names. Some products are sold by Whirlpool to other manufacturers and retailers for resale under those manufacturers’ and retailers’ respective brand names. Whirlpool has manufacturing facilities in North America, Europe, Latin America, and Asia.

Our principle executive offices are located at 2000 North M-63, Benton Harbor, Michigan 49022-2692 and our telephone number is (269)923-5000.

Proposed Merger with Maytag

On August 22, 2005, Whirlpool Corporation and Maytag Corporation signed a definitive merger agreement in which Whirlpool will acquire all outstanding shares of Maytag common stock in a cash and stock merger valued at $21 per share. One half of the per share consideration will be paid in cash and the balance in a fraction of a share of Whirlpool common stock.   On December 22, 2005, Maytag’s shareholders approved the proposed merger.

The Antitrust Division of the Department of Justice is reviewing the proposed merger.  The closing of the merger is subject to a number of additional closing conditions.  Whirlpool and Maytag have agreed not to close the merger before February 27, 2006, without the Division’s concurrence, although the Division may request additional time for review.

Information about Maytag

Maytag, a producer of home and commercial appliances, operates in two business segments: home appliances and commercial products.

Use of Proceeds

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material, including refinancing indebtedness incurred in connection with our proposed acquisition of Maytag.

Description of the Debt Securities

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below will be applicable to the debt securities will be described in the applicable prospectus supplement.

The debt securities are to be issued in one or more series under an Indenture dated as of March 20, 2000 (as amended by the Trust Indenture Reform Act of 1990, the “Indenture”) between the Company and Citibank, N.A., as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain provisions of the debt securities and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions of certain terms, and the applicable prospectus supplement. You should read these documents carefully to fully understand the terms of the debt securities.

The numerical references in parentheses below are to sections of the Indenture. Unless otherwise indicated, capitalized terms used in the following summary that are defined in the Indenture have the meanings used in the Indenture. As used in this summary, “Whirlpool” refers to Whirlpool Corporation and does not, unless the context otherwise indicates, include its subsidiaries.

General

The Indenture does not limit the amount of debt securities that can be issued under the Indenture and provides that debt securities of any series may be issued under the Indenture up to the aggregate principal amount which may be authorized from time to time by Whirlpool. The Indenture does not limit the amount of other indebtedness or securities, other than certain secured indebtedness as described below, which may be issued by Whirlpool. All debt securities issued under the Indenture will be unsecured and will rank pari passu, or equally, with all other unsecured and unsubordinated indebtedness of Whirlpool. However, because a substantial portion of Whirlpool’s operations are conducted through subsidiaries, its cash flow and the consequent ability to service debt, including any debt securities issued under the Indenture, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by, its subsidiaries to Whirlpool. In addition the payment of dividends and the making of loans and advances to Whirlpool by its subsidiaries may be subject to statutory or contractual restrictions.

We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates, which may include the following:

•                                          the title of the securities;

•                                          any limit upon the aggregate principal amount of the securities;

•                                          if other than 100% of the principal amount, the percentage of their principal amount at which the offered debt securities will be offered;

•                                          the maturity;

•                                          the interest rate and the date from which interest will accrue;

•                                          if other than as set forth herein, the place or places where the principal of and interest, if any, on the offered debt securities will be payable;

•                                          the terms of any optional redemption right by Whirlpool or any mandatory redemption obligation;

•                                          the terms of any “sinking fund” provisions;

•                                          if other than the principal amount thereof, the portion of the principal amount of the offered debt securities which will be payable upon declaration of acceleration of the maturity thereof;

•                                          whether and under what circumstances Whirlpool will pay additional amounts on the offered debt securities held by a person who is not a U.S. Person in respect of taxes or similar charges withheld or deducted and, if so, whether Whirlpool will have the option to redeem such offered debt securities rather than pay such additional amounts;

•                                          any conversion features;

•                                          information with respect to warrants, if any;

•                                          the currency or currency unit in which the offered debt securities are issued or payable;

•                                          whether the offered debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee; and

•                                          any other terms or conditions not inconsistent with the provisions of the Indenture upon which the offered debt securities will be offered. (Section 2.3)

“Principal” when used herein includes, when appropriate, the premium, if any, on the debt securities.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to such debt securities will be described in the prospectus supplement or prospectus supplements relating to any such series of debt securities. In general, the material federal income tax consequences applicable to a series of debt securities will be described in the prospectus supplement relating to the series of debt securities, to the extent applicable.

Unless otherwise provided in the prospectus supplement relating to any offered debt securities, payments of principal and interest, if any, on the debt securities will be made to each registered holder entitled thereto by wire transfer in immediately available funds if that holder has provided us, through our paying agent or otherwise, wire instructions at least five business days prior to the applicable payment date or by check mailed to the address of that holder as it appears on the books of the registrar if that holder has not provided wire instructions;

provided that the final distribution in respect of any debt security will be made only upon presentation and surrender of such certificated debenture at the applicable corporate trust office of the trustee.

The debt securities may be issued in registered form. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, beneficial interests in the global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

The debt securities being offered by this prospectus will be issued in denominations of $1,000 or any whole multiple of $1,000 or the equivalent in foreign denominated currency or currency units, unless otherwise specified in the prospectus supplement relating to any offered debt securities. (Section 2.7)

The Indenture requires the annual filing by Whirlpool with the trustee of a certificate as to compliance with certain covenants contained in the Indenture. (Section 3.5)

Whirlpool will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of Whirlpool to purchase offered debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement or prospectus supplements relating to the series.

Whirlpool may at any time purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by Whirlpool may, at its sole option, be held, resold or surrendered to the trustee for cancellation.

Unless otherwise described in a prospectus supplement relating to any offered debt securities, there are no covenants or provisions contained in the Indenture that may afford the holders of offered debt securities direct protection in the event of a highly leveraged transaction involving Whirlpool.

Exchange of Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency maintained by Whirlpool for that purpose and upon fulfillment of all other requirements of such agent. (Section 2.8) No service charge will be made for any transfer or exchange of the debt securities, but Whirlpool may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.8)

Limitations on Liens

Unless otherwise indicated in the prospectus supplement, Whirlpool will covenant that, so long as any of the debt securities of a series remain outstanding, Whirlpool will not, nor will it permit any Restricted Subsidiary to, secure indebtedness for money borrowed (hereinafter referred to as “Debt”) by placing a Lien on any Principal Property now or hereafter owned or leased by Whirlpool or any Restricted Subsidiary or on any shares of stock or Debt of any Restricted Subsidiary without equally and ratably securing the debt securities of such series, unless (1) the aggregate principal amount of such secured Debt then outstanding plus (2) all Attributable Debt of Whirlpool and its Restricted Subsidiaries in respect of sale and leaseback transactions described below covering Principal Properties, other than sale and leaseback transactions under (b) of the following paragraph, does not exceed an amount equal to 10% of Consolidated Net Tangible Assets.

This restriction will not apply to, and there shall be excluded in computing secured Debt for purposes of this restriction, certain permitted Liens, including:

•                                          Liens existing as of the date of the Indenture;

•                                          Liens on property or assets of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•                                          Liens on property or assets or shares of stock or Debt existing at the time of acquisition and certain purchase money or similar Liens;

•                                          Liens to secure certain development, operation, construction, alteration, repair or improvement costs;

•                                          Liens in favor of, or which secure Debt owing to, Whirlpool or a Restricted Subsidiary;

•                                          Liens in connection with government contracts, including the assignment of moneys due or to come due thereon;

•                                          certain Liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money;

•                                          Liens on property securing tax-exempt obligations issued by a domestic governmental issuer to finance the cost of acquisition or construction of such property, and

•                                          extensions, substitutions, replacements or renewals of the foregoing. (Section 3.9)

Restrictions on Sale and Leasebacks

Unless otherwise indicated in the prospectus supplement, Whirlpool will covenant that, so long as any of the debt securities of a series remain outstanding, Whirlpool will not, nor will it permit any Restricted Subsidiary to, enter into any sale and leaseback transaction, except a lease for a period not exceeding three years, after the date of the Indenture covering any Principal Property which was or is owned or leased by Whirlpool or a Restricted Subsidiary and which has been or is to be sold or transferred more than 120 days after such property has been owned by Whirlpool or such Restricted Subsidiary and completion of construction and commencement of full operation thereof, unless (a) the Attributable Debt in respect thereto and all other sale and leaseback transactions entered into after the date of the Indenture (other than those the proceeds of which are applied to reduce indebtedness under (b) following), plus the aggregate principal amount of then outstanding secured Debt not otherwise permitted or excepted without equally and ratably securing the debt securities, does not exceed 10% of Consolidated Net Tangible Assets, or (b) an amount equal to the greater of the net proceeds of the sale or the fair market value of the Principal Property leased is applied within 120 days after the sale or transfer to the voluntary retirement of indebtedness, including debt securities, maturing more than one year thereafter. (Section 3.10)

Certain Definitions

The following are certain key definitions used in the Indenture.

The term “Subsidiary” is defined to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Whirlpool or by one or more other Subsidiaries, or by Whirlpool and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

The term “Restricted Subsidiary” is defined to mean any Subsidiary (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, or (b) which owns or leases any Principal Property; provided, however, that the term “Restricted Subsidiary” shall not include any Subsidiary (1) more than 80% of whose revenues during the four preceding calendar quarters, if any, were derived from, and more than 80% of whose assets are related to, the financing of foreign Subsidiaries, or the financing of sales or leasing to Persons other than Whirlpool or any other Restricted Subsidiary, (2) which is primarily engaged in holding or developing real estate or constructing buildings or designing, constructing or otherwise manufacturing structures, equipment, systems, machines, devices or facilities for the control or abatement of atmospheric pollutants or contaminants, water pollution, noise, odor or other pollution or waste disposal, (3) which is a bank, insurance company or finance company, (4) which is or was a “DISC” (Domestic International Sales Corporation) or a “FSC” (Foreign Sales Corporation), as defined in Sections 992 or 922, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), or which receives similar tax treatment under any subsequent amendments thereto or successor laws thereof, or (5) which is any other financial entity whose accounts as of the date of determination are not required to be consolidated with the accounts of Whirlpool in its audited consolidated financial statements (but such Subsidiary shall be excluded pursuant to any of clauses (i) through (v) of this proviso only so long as it shall not own any Principal Property).

The term “Principal Property” is defined to mean any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned or leased by Whirlpool or any Restricted Subsidiary, used primarily for manufacturing and located in the United States, the gross book value on the books of Whirlpool or such Restricted Subsidiary (without deduction of any depreciation reserve) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (i) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Code (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof), or (ii) which, in the opinion of the Board of Directors of Whirlpool, is not of material importance to the total business conducted by Whirlpool and its Restricted Subsidiaries taken as a whole.

The term “Attributable Debt,” in respect of the sale and leaseback transactions described above, is defined to mean the amount determined by multiplying the greater, at the time such transaction is entered into, of (i) the fair value of the real property subject to such arrangement (as determined by Whirlpool) or (ii) the net proceeds of the sale of such real property to the lender or investor, by a fraction of which the numerator is the unexpired initial term of the lease of such real property as of the date of determination and of which the denominator is the full initial term of such lease. Sale and leasebacks with respect to facilities financed with certain tax exempt securities are excepted from the definition.

The term “Consolidated Net Tangible Assets” is defined to mean the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting (a) all current liabilities, excluding any current liablities constituting Funded Debt by reason of being extendible or renewable, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Whirlpool and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

The term “Funded Debt” is defined to mean all indebtedness for money borrowed, or evidenced by a bond, debenture, note or similar instrument or agreement whether or not for money borrowed, having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower. (Section 1.1)

The term “Lien” is defined to mean any pledge, mortgage or other lien, including lease purchase, installment purchase and other title retention financing arrangements, on or in respect of any Principal Property owned or leased by Whirlpool or any Restricted Subsidiary, or on any shares of stock or Debt of any Restricted Subsidiary. (Section 3.9)

Events of Default

The following are Events of Default under the Indenture with respect to the debt securities of any series:

•                                          a failure to pay any interest on any debt security of that series when due and payable, and continuance of such failure for a period of 30 days;

•                                          failure to pay the principal on any debt security of that series as and when the same shall become due and payable either at maturity, upon redemption, other than with respect to a sinking fund payment, by declaration or otherwise;

•                                          failure to deposit any sinking fund payment when due in respect of that series, and continuance of such failure for a period of 30 days;

•                                          default in the performance, or breach, of any other covenant or warranty of Whirlpool set forth in the Indenture not otherwise dealt with in Section 5.1, other than a covenant or warranty included in the Indenture solely for the benefit of a series of Securities other than that series, and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the Holders of at least 25% in principal amount of the Outstanding Securities of that series;

•                                          failure to pay any portion of the principal of any indebtedness for money borrowed by Whirlpool, including debt securities of another series, which indebtedness is in excess of $50,000,000 outstanding principal amount, when due and payable after the expiration of any applicable grace period with respect thereto or the acceleration of such indebtedness, if such acceleration is not annulled within 10 days after written notice as provided in the Indenture; and

•                                          certain events of bankruptcy, insolvency or reorganization of Whirlpool. (Section 5.1)

Additional Events of Default may be prescribed for the benefit of holders of certain series of debt securities which, if prescribed, will be described in the prospectus supplement relating to those debt securities. The Indenture provides that the trustee shall notify the holders of debt securities of each series of all defaults actually known to a responsible officer of the trustee and affecting that series within 90 days after the occurrence of a default unless the defaults shall have been cured before the giving of the notice. The term “default” or “defaults” for the purposes of this section of the Indenture is defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default. The Indenture provides that notwithstanding the foregoing, except in the case of a default in the payment of the principal of or interest on any of the debt securities of such series or any default in the payment of any sinking fund installment or analogous obligation in respect of any of the debt securities of such series, the trustee shall be protected in withholding such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series. (Section 5.11)

The Indenture provides that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of that series then outstanding may declare the principal amount of all the debt securities of that series to be due and payable immediately or, if the debt securities of that series are Original Issue Discount Securities (as defined), such portion of the principal amount as may be specified in the terms of that series to be immediately due and payable. However, upon certain conditions such declaration may be annulled. (Section 5.1) Any past defaults and the consequences of the defaults may be waived by the holders of a majority in principal amount of the debt securities of that series then outstanding, except for a default in the payment of principal of or interest on debt securities of that series, which default cannot be waived. (Sections 5.1 and 5.10) The Indenture also permits Whirlpool to omit compliance with certain covenants in the Indenture with respect to debt securities of any series upon waiver by the holders of a majority in principal amount of the debt securities of such series then outstanding. (Section 3.11)

Subject to the provisions of the Indenture relating to the duties of the trustee in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Indenture at the request or direction of any of the holders of that series, unless such holders shall have offered to the trustee reasonable security or indemnity. (Sections 6.1 and 6.2) Subject to such provisions for security or indemnification and certain limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the debt securities of each series affected by an Event of Default and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 5.9)

No holder of any debt security of any series will have any right by virtue or by availing of any provision of the Indenture to institute any proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of that series and unless also the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request. (Section 5.6) However, the right of a holder of any debt security to receive payment of the principal of and any interest on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder. (Section 5.7)

Satisfaction and Discharge of Indenture

The Indenture with respect to any series–except for certain specified surviving obligations, including, among other things, Whirlpool’s obligation to pay the principal of and interest on the debt securities of such series– will be discharged and canceled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee of cash or appropriate Government Obligations (as defined) or a combination thereof sufficient for such payment or redemption in accordance with the Indenture and the terms of the debt securities of such series.

Modification of the Indenture

The Indenture contains provisions permitting Whirlpool and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or any supplemental indenture with respect to the debt securities of such series or modifying in any manner the rights of the holders of the debt securities of such series; provided that no such supplemental indenture may (1) extend the final maturity of any debt security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected, or (2) reduce the percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected. (Section 8.2) Additionally, in certain prescribed instances, Whirlpool and the trustee may execute supplemental indentures without the consent of the holders of debt securities. (Section 8.1)

Defeasance and Covenant Defeasance

The Indenture provides that, if the defeasance provisions of the indenture are made applicable to the debt securities of a series pursuant to Section 2.3 of the Indenture, then Whirlpool may elect either (1) to terminate, and be deemed to have satisfied, all its obligations with respect to such debt securities, except for the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to compensate and indemnify the trustee and to punctually, pay or cause to be paid the principal of, and interest on, all debt securities of such series when due (“defeasance”), or (2) to be released from its obligations with respect to such debt securities under Sections 3.7, 3.8, 3.9 and 3.10 of the Indenture (being the restrictions described above under “Limitations on Liens” and “Restrictions on Sale and Leasebacks” and certain requirements as to maintenance of Principal Properties and payment of taxes and other claims) (“covenant defeasance”), upon the deposit with the trustee, in trust for such spurpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms, without consideration of any reinvestment, will provide money, in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things, Whirlpool has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the Holders of such debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred. The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance with respect to the debt securities of any series. (Section 10.1)

Concerning the Trustee

Whirlpool presently does, and may from time to time in the future, maintain lines of credit and have customary banking relationships with Citibank, N.A., the trustee under the Indenture. Whirlpool has several series of debt securities outstanding under the Indenture for which the trustee is serving as trustee and the trustee may serve as trustee for other debt securities issued by Whirlpool from time to time.

Global Securities

The following will apply to debt securities of any series, unless the prospectus supplement relating to that series provides otherwise.

Upon issuance, the debt securities of each series will be represented by one or more “global securities” which will be deposited with, or on behalf of, the depositary and will be registered in the name of the depositary or a nominee of the depositary. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, The Depositary Trust Company (“DTC”) will act as the depositary and the global securities will be deposited with, or on behalf of, DTC or its nominee, and registered securities will be registered in the name of a nominee of DTC. Except under limited circumstances described below, global securities will not be exchangeable for definitive certificated debt securities.

Upon the issuance of a global security, DTC or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with DTC (“Participants”). Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of Participants) and records of Participants (with respect to interests of persons who hold through Participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository or its nominee is the registered owner of a global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

Payments of principal of and any interest (and premium, if any) on individual debt securities represented by a global security will be made to DTC or its nominee, as the case may be, as the sole registered owner of such global security and the sole holder of the debt securities represented by the global security for all purposes under the applicable Indenture. Neither Whirlpool nor the trustee, nor any agent of Whirlpool or the trustee, will have any responsibility or liability for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in the global securities representing any debt securities or for maintaining, supervising or reviewing any of DTC’s records relating to those beneficial ownership interests.

Whirlpool has been advised by DTC that, upon receipt of any payment in respect of a global security, DTC will immediately credit Participants’ accounts for their pro rata share of such payments. Whirlpool also expects that payments by Participants to owners of beneficial interests in global securities held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” These payments will be the sole responsibility of the Participants.

Global securities may not be transferred except as a whole by DTC to a nominee of DTC. Global securities representing debt securities are exchangeable for certificated debt securities only if:

•                                          DTC or its nominee notifies Whirlpool that it is unwilling or unable to continue as depositary for these global securities;

•                                          DTC ceases to be qualified as required by the applicable Indenture;

•                                          Whirlpool instructs the trustee in accordance with the applicable Indenture that those global securities will be so exchangeable; or

•                                          there shall have occurred and be continuing an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the debt securities represented by such global security.

Any global securities that are exchangeable as described above shall be exchangeable for certificated debt securities issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof and registered in such names as DTC or its nominee shall direct. Subject to the foregoing, global securities are not exchangeable, except for global securities of like denomination to be registered in the name of DTC or its nominee. If debt securities are subsequently issued in registered form, they would thereafter be transferred or exchanged without any service charge at the corporate trust office of the trustee or at any other office or agency maintained by Whirlpool for such purpose.

So long as DTC or its nominee is the registered holder and owner of global securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for the purposes of receiving payment on the debt securities, receiving notices and for all other purposes under the applicable Indenture and the debt securities. Except as provided above, owners of beneficial interests in global securities will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the applicable Indenture. Accordingly, each person owning a beneficial interest in the global securities must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Indentures provide that DTC may grant proxies and otherwise authorize Participants to give to take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable Indenture. Whirlpool understands that under existing industry practices in the event that Whirlpool requests any action of holders or that an owner of a beneficial interest in global securities desires to give to take any action which a holder is entitled to give or take under the applicable Indenture. DTC or its nominee would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize beneficial owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

DTC has advised Whirlpool as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities

Exchange Act of 1934, as amended. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Direct Participants”). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the SEC.

According to DTC, the foregoing information with respect DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Plan of Distribution

We may sell the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also sell the securities through a combination of these methods.

Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discount, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•                                          commercial and savings banks;

•                                          insurance companies;

•                                          pension funds;

•                                          investment companies; and

•                                          educational and charitable institutions.

The institutional purchaser’s obligations under the contract are subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their and/or our businesses.

Legal Matters

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of the securities offered by this prospectus may be passed upon for Whirlpool by the law firm of Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, and for the underwriters, dealers, or agents, if any, by the counsel named in the applicable prospectus supplement.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule included in our Annual Report on Form 10-K/A for the year ended December 31, 2004, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004, as set forth in their reports which are incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. Whirlpool’s financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly, current, and special reports, proxy statements, and other information with the Securities and Exchange Commission, referred to as the SEC. You may read and copy any reports, statements, or other information they file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the Internet Website maintained by the SEC at http://www.sec.gov. Our filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

We have filed a registration statement on Form S-3 to register our debt securities.  This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that we make in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by such reference.

Documents Incorporated by Reference

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its finances.

•                                          Annual Report on Form 10-K for the Year ended December 31, 2004;

•                                          Annual Report on Form 10-K/A for the Year ended December 31, 2004;

•                                          Quarterly Report on Form 10-Q for the Quarter ended March 31, 2005;

•                                          Quarterly Report on Form 10-Q for the Quarter ended June 30, 2005;

•                                          Quarterly Report on Form 10-Q for the Quarter ended September 30, 2005;

•                                          Current Reports on Form 8-K filed on January 6, 2006, December 15, 2005, December 13, 2005, December 6, 2005, December 1, 2005, November 22, 2005, October 11, 2005, October 6, 2005, August 22, 2005, August 10, 2005, August 8, 2005, July 18, 2005, April 21, 2005, February 17, 2005, February 16, 2005, February 10, 2005, February 3, 2005 and January 25, 2005.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14(d) or l5(d) of the Securities Exchange Act of 1934 after the date of the filing of this registration statement and before its effectiveness, and until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.  Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

You may obtain a copy of any of the documents incorporated by reference in this registration statement (excluding exhibits to those documents unless they are specifically incorporated by reference into those documents) at no cost by writing to or calling our Secretary at:

Whirlpool’s Investor Relations Department

2000 M63

Benton Harbor, Michigan 49022

Attention: Corporate Secretary

Telephone: (269) 923-5000

PART II

Information Not Required in Prospectus

Item 14.                 Other Expenses of Issuance and Distribution

Not applicable.

Item 15.                 Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits Whirlpool’s board of directors to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of Whirlpool, or serving or having served, at the request of Whirlpool, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Article Seventh of Whirlpool’s restated certificate of incorporation provides for indemnification of its directors, officers, employees, and other agents to the fullest extent permitted by law.

As permitted by sections 102 and 145 of the Delaware General Corporation Law, Whirlpool’s restated certificate of incorporation eliminates the liability of a Whirlpool director for monetary damages to Whirlpool and its stockholders arising from a breach or alleged breach of a director’s fiduciary duty except for liability for any breach of the director’s duty of loyalty to Whirlpool or its stockholders, liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability under section 174 of the Delaware General Corporation Law, or liability for any transaction from which the director derived an improper personal benefit.

In addition, Whirlpool maintains officers’ and directors’ insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Item 16.                 Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.                 Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on the 7th day of  February, 2006.

WHIRLPOOL CORPORATION

By:	/s/ Daniel F. Hopp
Daniel F. Hopp
Senior Vice President, Corporate Affairs and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel F. Hopp and Roy W. Templin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 7, 2006:

SIGNATURE	TITLE

/s/ Jeff M. Fettig	Director, Chairman of the Board and Chief
Jeff M. Fettig	Executive Officer (Principal Executive Officer)

/s/ Roy W. Templin	Executive Vice President and Chief Financial
Roy W. Templin	Officer (Principal Financial Officer)

/s/ Larry Venturelli	Vice President and Controller (Principal Accounting
Larry Venturelli	Officer)

/s/ David L. Swift
David L. Swift	Director and President, Whirlpool North America

/s/ Michael Todman
Michael Todman	Director and President, Whirlpool International

/s/ Herman Cain
Herman Cain	Director

/s/ Gary T. Dicamillo
Gary T. Dicamillo	Director

/s/ Allan D. Gilmour	Director
Allan D. Gilmour

SIGNATURE	TITLE

/s/ Kathleen J. Hempel
Kathleen J. Hempel	Director

/s/ Michael F. Johnston
Michael F. Johnston	Director

/s/ Arnold G. Langbo
Arnold G. Langbo	Director

/s/ Miles L. Marsh
Miles L. Marsh	Director

/s/ Paul G. Stern
Paul G. Stern	Director

/s/ Janice D. Stoney
Janice D. Stoney	Director

/s/ Michael D. White
Michael D. White	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement relating to debt securities of Whirpool Corporation*

4.1

Indenture between Whirlpool Corporation and Citibank, N.A., dated as of
March 20, 2000 (incorporated by reference to Exhibit 4(a) to the registrant’s registration statement on Form S-3, Reg. No. 333-32886).

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP.**

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Whirlpool Corporation.**

23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included in exhibit 5.1).

24.1	Power of attorney (included on signature page).

25.1	Statement of Eligibility on Form T-1 of Citibank, N.A., as trustee for the Whirlpool Corporation debt securities under the indenture.**

*                                         To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**                                  Filed herewith.